Exhibit 99.3

Healthwarehouse.com, Inc. And Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Statements

Introduction to the Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined balance sheet as of December 31, 2010 combines the consolidated balance sheet of Healthwarehouse.com, Inc. and Subsidiaries (the “Company”), and the statement of net assets to be sold of Hocks.com (a division of Hocks Pharmacy, Inc.) (“Hocks”) as of December 31, 2010 and gives effect as of December 31, 2010, to the Company’s acquisition of Hocks which was completed on February 14, 2011 and became effective as of February 1, 2011. The transaction is more fully described in Note 1 to these pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined statements of operations combine the results of operations of the Company for the year ended December 31, 2010, with the statement of revenues and expenses of Hocks for the same periods as if the acquisition had occurred at the beginning of the period.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical audited consolidated financial statements of the Company as filed on April 15, 2011 on Form 10-K as of and for the year ended December 31, 2010, the separate historical audited financial statements of Hocks as of and for the years ended June 30, 2010 and 2009, and the separate historical unaudited condensed financial statements as of December 31, 2010 and for the six months ended December 31, 2010 and 2009, appearing elsewhere in this filing. These unaudited pro forma condensed combined statements are not necessarily indicative of the consolidated financial position of the Company, had the acquisition of Hocks, occurred on the dates indicated above, or the consolidated results of operations which might have existed for the periods indicated or consolidated results of operations as they may be in the future.

For purposes of preparing the Company’s consolidated financial statements, a new basis will be established for the assets of Hocks based upon the fair value thereof. The unaudited  pro forma condensed combined balance sheet and statements of operations reflect management’s best estimate of the asset acquisition accounting; however, the final accounting may differ from the pro forma amounts.

Healthwarehouse.com, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2010

			Pro Forma		Pro Forma		Pro Forma
	Healthwarehouse.com	Hocks	Adjustments	Notes	Adjustments	Notes	Balance
Assets	Note 1	Note 2	Dr.		Cr

Current assets
Cash	$1,397,583	$16,667			$216,667	3, 4	$1,197,583
Accounts Receivable, net	604,524						604,524
Inventories	374,519	220,661			20,661	4	574,519
Employee advances	51,429						51,429
Prepaid expenses and other current assets	126,708						126,708
Total current assets	2,554,763	237,328	-		237,328		2,554,763

Property and equipment, net	320,328	829			829	4	320,328
Website development costs, net of accumulated amortization of $139,475	60,921						60,921
Intangible assets	-		693,335	4			693,335

Total assets	$2,936,012	$238,157	$693,335		$337,205		$3,629,347

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable - related parties	$232,858	$-	$-				$232,858
Accounts payable - trade	807,481						807,481
Accrued expenses and other current liabilities	240,098	2,789	2,789	4			240,098
Convertible notes, net of debt discount of $9,658	215,342						215,342
Total current liabilities	1,495,779	2,789	2,789		-		1,495,779

Convertible notes payable, net of deferred debt discount of $600,354	399,646						399,646

Total liabilities and Stockholders' Equity	$1,895,425	$2,789	$2,789		-		$1,895,425

Commitments and contingencies

Stockholder's equity
Convertible preferred stock - Series B - par value $.001 per share authorized 1,000,000 shares; 625,000 shares designated Series B; 365,265 shares issued, and outstanding (aggregate liquidation preference $3,451,754)	365						365
Common stock - par value $.001 per share; authorized 50,000,000 shares; 10,278,934 shares issued and outstanding	10,279				167	5	10,446
Additional paid-in capital	9,540,036				693,168	5	10,233,204
Accumulated deficit	(8,510,093)						(8,510,093)
Net assets to be sold		235,368	235,368			6	-
Total stockholders' equity	1,040,587	235,368	235,368		693,335		1,733,922
Total liabilities and stockholders' equity	$2,936,012	$238,157	$238,157		$693,335		$3,629,347

See notes to these unaudited pro forma condensed combined financial statements

Healthwarehouse.com, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2010

	Healthwarehouse	Hocks	Adjustments	Notes	Combined
	Note A	Note B
Net sales	$5,691,765	$4,479,688			$10,171,453
Cost of sales	3,450,021	3,840,058			7,290,079
Gross profit	2,241,744	639,630	-		2,881,373

Operating expenses

Selling, general and administrative expenses	5,303,617	745,977	99,048		6,148,642
Loss from operations	(3,061,873)	(106,347)	(99,048)	c	(3,267,267)

Other income (expense):
Interest expense	642				642
Interest income	(679,330)				(679,330)
Gain on litigation settlement	48,887				48,887
Total other income (expense)	(629,801)	-			(629,801)

Net loss	(3,691,674)	(106,347)	(99,048)		(3,897,068)

Series B Convertible Preferred Stock:
Contractual dividends	(33,992)				(33,992)
Deemed dividends - beneficial conversion feature	(1,666,967)				(1,666,967)

Loss attributable to common stockholders	$(5,392,633)	$(106,347)	$(99,048)		$(5,598,027)

Per share data:
Net loss per common share from operations - Basic and diluted	$(0.37)				$(0.38)
Series B Convertible preferred stock contractual dividends	$-				$-
Series B Convertible preferred stock deemed dividends	$(0.17)				$(0.17)
Net loss attributable to common shareholders per share - Basic and diluted	$(0.54)				$(0.55)

Weighted average number of common shares outstanding - Basic and diluted	10,068,575		166,667	d	10,235,242

See notes to these unaudited pro froma condensed combined financial statements

1.	Acquisition

On February 14, 2011, Hocks Acquisition Corporation (“Hocks Acquisition”), a newly formed Ohio corporation and a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Hocks Pharmacy Inc., an Ohio corporation (“Hocks Pharmacy”), and it shareholders.  Under the Asset Purchase Agreement, on February 14, 2011 Hocks Acquisition purchased inventory (the “Purchased Assets”) owned by Hocks Pharmacy and used in the operation of its internet pharmacy business (the “Internet Business”).  The Internet Business consists primarily of the internet sale of over-the-counter health and medical products and supplies.  Hocks Acquisition paid $200,000 in cash to Hocks Pharmacy for the Purchased Assets.

Also, on February 14, 2011, the Company and Hocks Acquisition entered into a Merger Agreement (the “Merger Agreement”) with Hocks Pharmacy and its shareholders and Hocks.com Inc., a newly formed Ohio corporation and a wholly-owned subsidiary of Hocks Pharmacy.  Under the Merger Agreement, on February 14, 2011 Hocks Acquisition merged into Hocks.com and Hocks.com became a wholly-owned subsidiary of the Company.  At the time of the Merger, Hocks.com owned all of the intangible assets of the Internet Business, including trademarks, domain names, customer accounts and goodwill.  The merger consideration consisted of 166,667 shares of the Company’s common stock issued to Hocks Pharmacy.

The following table summarizes the preliminary allocation of the purchase price for Hocks.com based on the February 14, 2010 closing price of Healthwarehouse.com, Inc. common stock of $4.16 per share:

Current assets - Inventory	$200,000
Customer relationships	693,335

Net fair value of assets acquired	893,335

Total purchase price	$893,335

The following represents a summary of the purchase price consideration:

Common Stock	$693,335
Cash	200,000

Total purchase price consideration	$893,335

The Company initially allocated the excess value entirely to customer relationships with an estimated useful life of seven years.

2.	Pro forma adjustments

The following pro forma adjustments give effect to the acquisition:

Note 1	Derived from the consolidated financial statements of Healthwarehouse.com, Inc. as of December 31, 2010.

Note 2	Derived from the unaudited condensed financial statements of Hocks.com as of December 31, 2010.

Note 3	To record Healthwarehouse.com, Inc.’s payment of $200,000 for inventories to Hocks shareholders.

Note 4	To adjust the carrying value of Hocks.com’s net assets acquired to fair value and the elimination of assets not acquired and liabilities not being assumed.

Note 5
To record the issuance of 166,667 shares of Healthwarehouse.com, Inc.’s common stock valued at $693,335 to Hocks.com’s shareholders, based on the February 14, 2011 closing price of Healthwarehouse.com, Inc.’s common stock of $4.16 per share.

Note 6	To eliminate the historical book value of Hocks.com.

Condensed Combined Statement of Operations – For the year ended December 31, 2010

Note A	Derived from the audited consolidated financial statements of Healthwarehouse.com, Inc. for the year ended December 31, 2010.

Note B
Derived from the audited condensed financial statements of Hocks.com for the year ended June 30, 2010 with the addition of the six months ended December 31, 2010 and the deletion of the six months ended December 31, 2009, respectively.

Pro Forma Adjustments:

Note C	To record the estimated amortization of the customer relationships purchased from Hocks.com for the year ended December 31, 2010, calculated on the basis of their estimated useful life of seven years.

Note D	To record the issuance of 166,667 shares of Healthwarehouse.com, Inc. common stock to Hocks.com’s shareholders.